Exhibit 99.1

EDITORIAL CONTACT:	PRGP12003

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez

+1 408 345 8948

alicia_rodriguez@agilent.com

Agilent Technologies Reports First-Quarter 2012 Results

Highlights:

•                  GAAP net income of $230 million, or $0.65 per share

•                  Non-GAAP net income of $244 million, or $0.69 per share(1)

•                  Orders of $1.62 billion, flat year-over-year. Revenues of  $1.64 billion, up 8 percent from one year ago

•                  Second-quarter fiscal year 2012 revenue guidance of $1.70 billion - $1.72 billion and non-GAAP earnings guidance of $0.71 - $0.73 per share(2)

•                  Fiscal year 2012 revenue guidance of $6.92 billion - $7.02 billion. Non-GAAP earnings guidance  at $3.13 - $3.23 per share(2)

SANTA CLARA, Calif., Feb. 15, 2012 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.64 billion for the first fiscal quarter ended Jan. 31, 2012, 8 percent above one year ago. First-quarter GAAP net income was $230 million, or $0.65 per share. Last year’s first-quarter GAAP net income was $193 million, or $0.54 per share.

During the first quarter, Agilent had intangible amortization of $27 million, transformational charges of $8 million, and acquisition and integration costs of $7 million. The company also recognized a tax benefit of $24 million. Excluding these items and $4 million of other net benefits, Agilent reported first-quarter adjusted net income of $244 million, or $0.69 per share (1).

Bill Sullivan, Agilent president and CEO, said, “First-quarter currency adjusted revenue was at the low end of our guidance. We delivered earnings at the high end of our guidance, reflecting the strength of our operating model.”

Electronic Measurement first-quarter revenues were up 1 percent over the prior year. Orders were down 5 percent from the same period last year, when orders increased 24 percent. Solid growth in the Aerospace/Defense and Industrial markets was offset by weaker Communications demand.

Chemical Analysis revenues were 14 percent above one year ago. Orders were up 4 percent. Good growth continued across all end markets, particularly in environmental, petrochemical and food markets.

Life Sciences revenues also grew 14 percent over last year. Orders were up 5 percent. Growth was led by strong performance in pharma/ biotech and applied markets.

First-quarter ROIC was 23 percent(3). Agilent generated $150 million of cash from operations in the quarter. Net cash at the end of the first quarter was $1.6 billion(4).

Looking ahead, Sullivan said, “As we manage through a soft first half of the year, we are well positioned to capitalize on what we believe will be a stronger second half.”

Fiscal second-quarter 2012 revenues are expected to be in the range of $1.70 billion to $1.72 billion. Fiscal second-quarter non-GAAP earnings are expected to be in the range of $0.71 to $0.73 per share (2) in line with Agilent’s operating model.

Agilent now expects full fiscal-year 2012 revenue of $6.92 billion - $7.02 billion, reflecting current exchange rates, and a tightened range of non-GAAP earnings of $3.13 - $3.23 per share (2).

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in chemical analysis, life sciences, electronics and communications. The company’s 18,700 employees serve customers in more than 100 countries. Agilent had net revenues of $6.6 billion in fiscal 2011. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details about its first-quarter FY2012 financial results on a conference call with investors today at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q1 2012 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events - Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional investor materials can be found on http://www.investor.agilent.com/phoenix.zhtml?c=103274&p=irol-gaap.

A telephone replay of the conference call will be available at 3:30 p.m. (Pacific) today through Feb. 22, 2012. The replay number is +1 888 286-8010; international callers may dial +1 (617) 801-6888. The passcode is 20129578.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services; and revenue and non-GAAP earnings guidance for the second quarter and full fiscal year 2012. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products, technologies, and services, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate Varian, Inc. and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended October 31, 2011. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP net income and non-GAAP net income per share are defined to exclude primarily the impacts of acquisition and integration costs, acquisition fair value adjustments, transformation initiatives and restructuring costs and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP earnings and GAAP net earnings is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP earnings per share as projected for Q2FY12 and full fiscal year 2012 excludes primarily the impacts of acquisition and integration costs, future restructuring, and asset impairment charges and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $28 million per quarter.

(3) Return On Invested Capital (ROIC) is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(4) Net Cash is a non-GAAP measure and is defined as (A) the sum of (1) cash and cash equivalents and (2) restricted cash and cash equivalents less (B) the sum of (1) short-term debt and (2) senior notes. The reconciliation of Net Cash can be found on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	January 31,		Percent
	2012	2011	Inc/(Dec)

Orders	$1,623	$1,627	—

Net revenue	$1,635	$1,519	8%

Costs and expenses:
Cost of products and services	761	703	8%
Research and development	162	159	2%
Selling, general and administrative	441	446	(1)%
Total costs and expenses	1,364	1,308	4%

Income from operations	271	211	28%

Interest income	3	4	(25)%
Interest expense	(26)	(23)	13%
Other income (expense), net	8	6	33%

Income before taxes	256	198	29%

Provision for taxes	26	5	420%

Net income	$230	$193	19%

Net income per share:
Basic	$0.66	$0.56
Diluted	$0.65	$0.54

Weighted average shares used in computing net income per share:
Basic	348	347
Diluted	352	355

Cash dividends declared per common share	$0.10	$—

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	January 31,	October 31,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$3,662	$3,527
Accounts receivable, net	814	860
Inventory	937	898
Other current assets	302	284
Total current assets	5,715	5,569

Property, plant and equipment, net	1,007	1,006
Goodwill	1,598	1,567
Other intangible assets, net	414	429
Long-term investments	110	117
Other assets	255	369
Total assets	$9,099	$9,057

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$426	$472
Employee compensation and benefits	317	424
Deferred revenue	413	389
Short-term debt	252	253
Other accrued liabilities	297	299
Total current liabilities	1,705	1,837

Long-term debt	1,929	1,932
Retirement and post-retirement benefits	319	329
Other long-term liabilities	647	643
Total liabilities	4,600	4,741

Total Equity:
Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 593 million shares at January 31, 2012 and 591 million shares at October 31, 2011 issued	6	6
Treasury stock at cost; 245 million shares at January 31, 2012 and 244 million shares at October 31, 2011	(8,568)	(8,535)
Additional paid-in-capital	8,320	8,265
Retained earnings	4,651	4,456
Accumulated other comprehensive income	87	116
Total stockholders’ equity	4,496	4,308
Non-controlling interest	3	8
Total equity	4,499	4,316
Total liabilities and equity	$9,099	$9,057

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

Three Months
Ended
January 31,
2012
Cash flows from operating activities:
Net income	$230

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	62
Share-based compensation	27
Excess and obsolete inventory and inventory related charges	6
Other non-cash expenses, net	1
Changes in assets and liabilities:
Accounts receivable	35
Inventory	(46)
Accounts payable	(42)
Employee compensation and benefits	(102)
Other assets and liabilities	(21)
Net cash provided by operating activities (a)	150

Cash flows from investing activities:
Investments in property, plant and equipment	(46)
Proceeds from lease receivable	80
Proceeds from sale of investment securities	3
Purchase of minority interest	(5)
Acquisition of businesses and intangible assets, net of cash acquired	(55)
Net cash used in investing activities	(23)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	42
Treasury stock repurchases	(34)
Net cash provided by financing activities	8

Effect of exchange rate movements	—

Net Increase in cash and cash equivalents	135

Cash and cash equivalents at beginning of period	3,527

Cash and cash equivalents at end of period	$3,662

(a) Cash payments included in operating activities:
Restructuring payments	12
Income tax payments, net	44

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	January 31,
		Diluted		Diluted
	2012	EPS	2011	EPS

GAAP Net income	$230	$0.65	$193	$0.54
Non-GAAP adjustments:
Restructuring and other related costs - FY2009 Plan	—	—	2	0.01
Intangible amortization	27	0.08	28	0.08
Transformational initiatives	8	0.02	11	0.03
Acquisition and integration costs	7	0.02	15	0.04
Varian acquisition fair value adjustments	—	—	4	0.01
Other	(4)	(0.01)	—	—
Adjustment for taxes (a)	(24)	(0.07)	(41)	(0.11)
Non-GAAP Net Income	$244	$0.69	$212	$0.60

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability.  For the three months ended January 31, 2012, management uses a non-GAAP effective tax rate of 17%  that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current period presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges and acquisition and integration costs. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

SEGMENT INFORMATION

(In millions, except where noted)

(Unaudited)

PRELIMINARY

Life Sciences

	Q1’12	Q1’11	Q4’11
Orders	$463	$442	$509
Revenues	$461	$404	$471
Gross Margin, %	53%	53%	51%
Income from Operations	$66	$48	$68
Segment Assets	$1,819	$1,707	$1,837
Return On Invested Capital (a) , %	15%	12%	15%

Chemical Analysis

	Q1’12	Q1’11	Q4’11
Orders	$403	$388	$421
Revenues	$396	$349	$405
Gross Margin, %	52%	51%	52%
Income from Operations	$88	$65	$97
Segment Assets	$1,726	$1,716	$1,772
Return On Invested Capital (a) , %	20%	15%	22%

Electronic Measurement

	Q1’12	Q1’11	Q4’11
Orders	$757	$797	$822
Revenues	$778	$771	$855
Gross Margin, %	58%	58%	58%
Income from Operations	$160	$156	$209
Segment Assets	$2,029	$2,092	$2,156
Return On Invested Capital (a) , %	35%	34%	45%

Income from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

(a) Return On Invested Capital is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of these tables, along with additional information regarding the use of this non-GAAP measure.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

PRELIMINARY

	LSG	CAG	EMG	Agilent		LSG	CAG	EMG	Agilent		LSG	CAG	EMG
	Q1’12	Q1’12	Q1’12	Q1’12		Q1’11	Q1’11	Q1’11	Q1’11		Q4’11	Q4’11	Q4’11
Numerator:
Non-GAAP income from operations	$66	$88	$160	$314		$48	$65	$156	$270		$68	$97	$209
Less:
Taxes and Other (income)/expense	11	15	27	52		7	10	24	43		11	16	35

Segment return	55	73	133	262	(a)	41	55	132	227	(a)	57	81	174

Segment return annualized	$220	$293	$532	$1,048		$164	$220	$528	$908		$228	$324	$696

Denominator:
Segment assets (b)	$1,819	$1,726	$2,029	$5,576		$1,707	$1,716	$2,092	$5,516		$1,837	$1,772	$2,156
Less:
Net current liabilities (c)	324	236	548	1,108		312	228	556	1,094		365	262	616
Invested capital	$1,495	$1,490	$1,481	$4,468		$1,395	$1,488	$1,536	$4,422		$1,472	$1,510	$1,540

Average invested capital	$1,484	$1,500	$1,511	$4,496		$1,316	$1,430	$1,560	$4,307		$1,490	$1,505	$1,557

ROIC	15%	20%	35%	23%		12%	15%	34%	21%		15%	22%	45%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a) Agilent return is equal to non-GAAP net income of $244 million plus net interest expense after tax of $18 million for Q1’12, and $212 million plus net interest expense after tax of $15 million for Q1’11. Please see “Non-GAAP Net Income and Diluted EPS Reconciliations” for a reconciliation of non-GAAP net income to GAAP net income.

(b) Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c) Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NET CASH

(In millions)

(Unaudited)

PRELIMINARY

	Q1’12	Q1’11

Cash and cash equivalents	$3,662	$2,638
Restricted cash and cash equivalents	—	17
Short-term debt, par value	(250)	(1)
Senior notes, par value	(1,850)	(2,100)
Total Net Cash	$1,562	$554

The preliminary reconciliation of net cash is estimated based on our current information.

Management believes this metric provides useful information to investors about the Company’s overall liquidity and financial position.  Net Cash is a measure at a point in time and does not reflect the Company’s future financial prospects or liquidity.